Exhibit 10.5

THE PANTRY, INC.

AWARD AGREEMENT

(Awarding RSUs to Non-Employee Director)

THIS AWARD AGREEMENT (this “Agreement”) is dated as of the [Grant Date] (the “Grant Date”) by and between The Pantry, Inc., a Delaware corporation (the “Company”), and [Director] (“Participant”) pursuant to The Pantry, Inc. 2007 Omnibus Plan (the “Plan”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

RECITALS:

A.       Participant is a member of the Board of Directors of the Company and the Company considers it desirable to give Participant an added incentive to advance the interests of the Company and its shareholders.

B.        The Company now desires to grant Participant Restricted Stock Units (“RSUs”), pursuant to the terms and conditions of this Agreement and the Plan. Each RSU represents a forfeitable right to receive one share of the Company’s Common Stock, par value $.01 per share (a “Share”), at a specified future date, if the terms and conditions of the Plan and this Agreement have been met

AGREEMENT:

NOW, THEREFORE, in consideration of the covenants hereinafter set forth, the parties agree as follows:

1.         Grant of RSUs. The Company has granted Participant, and Participant hereby accepts, [Number] RSUs. The RSUs are subject to the terms and conditions stated in this Agreement and in the Plan.

2.         Vesting. Subject to Participant’s continuing to provide services to the Company, the RSUs shall vest in full on the first anniversary of the Grant Date.

3.         The Account. The Company shall maintain a bookkeeping account for Participant (the “Account”) reflecting the number of RSUs then credited to Participant hereunder as a result of the grant of RSUs and any crediting of additional RSUs to Participant pursuant to payments equivalent to dividends paid on Shares under Section 6 hereof (“Dividend Equivalents”).

4.	Termination.

(a)       Death or Disability. The termination of Participant’s director relationship with the Company as a result of Participant’s death or Disability (within the meaning of Section 22(e)(3) of the Code) shall automatically accelerate the vesting of the RSUs in full.

(b)       Involuntary Termination. The termination of Participant’s director relationship with the Company as a result of Participant’s Involuntary Termination (for purposes of this Agreement, defined as Participant’s not being voted to a new term by the shareholders or voted off the Board by fellow directors other than for Cause, as that term is generally recognized under applicable law and the prior practices and policies of the Company) shall automatically accelerate the vesting of the RSUs as to one twelfth (1/12th) of the RSUs subject to this Agreement for each full month of service rendered by Participant from the Grant Date through the date of such termination. Any RSUs that are not vested as a result of such pro-ration shall be immediately forfeited.

(c)       Other Terminations. If Participant’s termination is for any reason other than death, Disability or Involuntary Termination, then all RSUs that have not vested prior to the date of such Termination shall be immediately forfeited.

5.	Settlement.

(a)       Time for Settlement. Vested RSUs will be settled promptly on the first day of the month following the termination of Participant’s director relationship constituting a “separation from service” as defined in Code Section 409A with the Company for any reason, including Death, disability or Involuntary Termination.

(b)       Form of Settlement. RSUs will be settleable by delivery of one Share for each RSU then being settled, together with Dividend Equivalents, if any, payable in cash under Section 6(a)(i). The Company may determine whether or not to credit fractional RSUs in connection with Dividend Equivalents or adjustments; if fractional RSUs are credited, they will be settled in cash unless otherwise determined by the Company.

6.	Dividend Equivalents.

(a)       Crediting and Payment of Dividend Equivalents. Dividend Equivalents will be credited and paid on the RSUs as follows:

(i)        Ordinary Cash Dividends. If the Company declares and pays a dividend on Shares in the form of an ordinary cash dividend, dividend equivalents will not be immediately credited or paid to the Participant, but the aggregate amount of such dividends that would have been paid or payable had the RSUs to be settled instead been outstanding Shares at each record date occurring since the initial grant or crediting of such RSUs will be paid as an additional cash payment (without interest) at the time of such settlement.

(ii)       Share Dividends and Splits. If the Company declares and pays a dividend on Shares in the form of additional Shares, or there occurs a forward split of Shares, then a number of additional RSUs shall be credited to the Participant as of the payment date for such dividend or forward share split equal to (A) the number of RSUs credited to the Participant as of the record date for such dividend or split multiplied by (B) the number of additional Shares actually paid as a dividend or issued in such split in respect of each then outstanding Share.

(iii)      Other Dividends and Distributions. If the Company declares and pays a dividend or distribution on Shares that is an extraordinary cash dividend or in the form of property other than additional Shares, then a number of additional RSUs shall be credited to the Participant as of the payment date for such dividend or distribution equal to (A) the number of RSUs credited to the Participant as of the record date for such dividend or distribution multiplied by (B) the amount of cash plus the fair market value of any such property paid as a dividend or distribution on each Share at such payment date, divided by (C) the Fair Market Value of a Share at such dividend payment date.

(b)       Vesting and Settlement of RSUs Resulting from Dividend Equivalents and Adjustments. RSUs which directly or indirectly result from Dividend Equivalents on or adjustments to an RSU granted hereunder shall be subject to the same vesting terms (risk of forfeiture) as apply to the granted RSU and will be settled at the same time as the granted RSU.

7.         No Rights as Stockholder Prior to Settlement. Prior to the delivery of the Shares in settlement of the RSUs, Participant shall not have any rights of a stockholder with respect to the RSUs or the Shares potentially deliverable in settlement of this RSU.

8.         No Right to Continue as Director. Participant acknowledges and agrees that any right to vest in the RSUs is earned only by continuing in the service of the Company, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of becoming a director, being granted the RSUs or acquiring Shares in settlement of the RSUs hereunder.

9.         The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such requirements as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan is available to Participant at the Company’s principal executive offices upon request and without charge.

10.	Compliance with Laws and Regulations.

(a)       The RSUs and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

(b)       The Shares received upon the settlement of the RSUs shall have been registered under the Securities Act of 1933, as amended (“Securities Act”). If Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)        If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, Participant may be required to execute, prior to the delivery of any Shares to Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which Participant represents and warrants that Participant is purchasing or acquiring the shares acquired under this Agreement for Participant’s own account, for investment only and not with a view to the sale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

11.       Notices. All notices by Participant or Participant’s assignees shall be addressed to The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330, Facsimile: (919) 774-3329, Attention: Human Resources, or such other address as the Company may from time to time specify. All notices to Participant shall be addressed to Participant at Participant’s address in the Company’s records.

12.       Governing Law. This Agreement shall be construed under and governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

13.       Compliance with Code Section 409A. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusions and penalty provisions of Section 409A (a)(1) do not apply to the Participant. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of the Participant).

14.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed one Agreement.

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first above written.

THE COMPANY:

THE PANTRY, INC.

By:____________________________

Peter J. Sodini
Chairman and Chief Executive Officer

PARTICIPANT:

________________________________

[Director]